UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2007

Puda Coal, Inc.
(Exact name of registrant as specified in its charter)

333-85306
(Commission File Number)

Florida	65-1129912
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

426 Xuefu Street, Taiyuan, Shanxi Province,
The People’s Republic of China
(Address of principal executive offices, with zip code)

011 86 351 228 1302
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 29, 2007, Puda Coal, Inc. (the “Company”) entered into a director’s contract with Jianfei Ni, effective on the same date. Pursuant to the contract, in consideration of his service to the Company as an independent director, Mr. Jianfei Ni will receive compensation in the form of warrants to purchase 10,000 shares of common stock of the Company per year. The term of the warrants is 5 years and the exercise price is $2.5 per share. In addition, the Company will reimburse Mr. Ni for business related travel, meal and other miscellaneous expenses incurred in the performance of his duties for the Company. Pursuant to the contract, the Company should indemnify, defend and hold harmless the director, to the full extent allowed by the law of the State of Florida, and as provided by any charter provision both as to action in the director’s official capacity and as to action in another capacity while holding such office, except for matters arising out of the director’s gross negligence or willful misconduct. There has been no material relationship between the Company or its affiliates and Mr. Ni other than Mr. Ni’s appointment as an independent director as described in Item 5.02 below and this director’s contract. The director’s contract is filed as Exhibit 10.1 to this report.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On June 29, 2007, the Board of Directors of the Company appointed Jianfei Ni, age 63, to the Board of Directors as an independent director to fill the vacancy on the Board. Mr. Ni’s term as a director commences on July 1, 2007 and will continue until the next annual meeting of shareholders and until Mr. Ni’s successor has been elected and qualified, or until his earlier resignation or removal from office. Mr. Ni recently retired as Vice President and Chief Engineer from the Taiyuan Institute of Coal Design & Research, in Taiyuan, Shanxi, China, where he worked from 1978 to 2005. Since 2006, Mr. Ni has been a consultant at Shanxi Weide Coal Mine Design & Consulting Company. From 2005 to 2006, Mr. Ni was Chief Engineer at Shanxi Yuantong Coal Mine Engineering Design and Consulting Company. None of the entities Mr. Ni has worked with is a parent, subsidiary or other affiliate of the Company. Other than the director’s contact with the Company as described in Item 1.01 of this report, Mr. Ni has no arrangement or understanding with any person pursuant to which Mr. Ni was selected as a director, nor is Mr. Ni a party to any material plan, contract or arrangement with the Company or its affiliates or otherwise has any material or family relationship with the Company or its affiliates or officers.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 29, 2007, the Board of Directors of the Company resolved to amend Section 2 of Article III of the Company’s Bylaws, effective on the same date. Prior to the amendment, the Bylaws did not specify the number of directors that may serve on the Board. The amendment provides that the number of directors shall be no less than three but no more than fifteen. The Bylaws of the Company, as amended, is filed as Exhibit 3.1 to this report.

Item 9 Financial Statements and Exhibits

(d) Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this report.

Exhibit No.	Description

3.1	Bylaws of Puda Coal, Inc., as amended on June 29, 2007
10.1	Director’s Contract, dated June 29, 2007, between the Company and Jianfei Ni.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUDA COAL, INC.

Date: July 6, 2007	By:	/s/ Ming Zhao
Ming Zhao Chief Executive Officer, President and Chairman of the Board